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EXHIBIT 23.1

[Letterhead of Kantor, Sewell & Oppenheimer, PA]

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:
IWT Tesoro Corporation
Form S-1

Ladies and Gentlemen:

        We hereby consent to the incorporation by reference of our report as the independent registered public accounting firm dated January 23, 2004, as restated August 12, 2004, accompanying the audited consolidated financial statements of IWT Tesoro Corporation as of December 31, 2003 and 2002, and for the years ended December 31, 2003, 2002 & 2001, issued in connection with IWT Tesoro Corporation's filing of its registration statement, being filed under the Securities Act of 1933, under cover of Form S-1. We also consent to the use of our name under the heading "Experts" in the registration statement.

Very truly yours,

KANTOR, SEWELL & OPPENHEIMER, PA

Hollywood, Florida
October 12, 2004

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  EXHIBIT 23.1
[Letterhead of Kantor, Sewell & Oppenheimer, PA]